Exhibit 99.1

FOR IMMEDIATE RELEASE	JULY 27, 2005

Investor Relations Contact:	Media Relations Contact:
Diana Matley	Tara Yingst
408-433-4365	408-433-7139
diana@lsil.com	tara@lsil.com

CC05-75
LSI LOGIC REPORTS STRONG Q2 REVENUE AND PROFIT GROWTH
Second Quarter News Release Summary
■ Revenues of $481 million, up 7 percent sequentially.
■ Revenues up 7 percent compared to Q2 2004.
■ GAAP* net income of 6 cents per diluted share, compared to 2 cents in Q2 2004.
■ Net income, excluding special items**, of 11 cents per diluted share, compared to 7 cents in Q2 2004.
■ Gross margin expands to 44 percent.
■ Generated positive operating cash flow for 13th consecutive quarter.
Third Quarter Business Outlook
■ Projected revenue of $470 million to $500 million.
■ GAAP* net income range of 5 — 7 cents per diluted share.
■ Net income, excluding special items**, in the range of 10 — 12 cents per diluted share.

* Generally Accepted Accounting Principles.
** Acquisition-related amortization, restructuring and other special items.

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LSI Logic Reports Q2 2005 Financial Results July 27, 2005	Page 2 of 4
STORAGE COMPONENTS AND STORAGE SYSTEMS LEAD
LSI LOGIC Q2 REVENUE GROWTH
Milpitas, California — LSI Logic Corporation (NYSE: LSI) today reported second quarter 2005 revenues of $481 million, a 7 percent sequential increase compared to the $450 million reported in the first quarter of 2005, and a 7 percent increase compared to the $448 million reported in the second quarter of 2004.
Second quarter 2005 GAAP* net income improved to $25 million or 6 cents per diluted share compared to first quarter 2005 GAAP net income of $5 million or 1 cent per diluted share. Second quarter 2004 GAAP net income was $7 million or 2 cents per diluted share.
Second quarter 2005 net income, excluding special items**, increased to $45 million or 11 cents per diluted share compared to first quarter 2005 net income, excluding special items, of $25 million or 6 cents per diluted share. Excluding special items, second quarter 2004 net income was $28 million or 7 cents per diluted share.
“Increased customer demand for LSI Logic’s Storage Components and Storage Systems product offerings provided the momentum for LSI Logic to report a solid second quarter,” said Abhi Talwalkar, LSI Logic president and chief executive officer. “Storage Components, comprised of Storage ASICs, Storage Standard Products and RAID Storage Adapters, set the pace for the company with a record second quarter. Our Engenio storage systems subsidiary benefited from the successful introduction of its higher-end product line. Growth in Communications reflected stronger than anticipated demand from enterprise networking customers. In Consumer, we were pleased with the revenue strength in DoMiNo®-based DVD-recorder and cable set-top box markets, as well as digital audio products, which was balanced by the seasonal decline in game console revenues.
“LSI Logic generated significant sequential and year-over-year revenue growth,” said Bryon Look, LSI Logic chief financial officer. “Our gross margins increased over the prior quarter. Profitability improved, both on a GAAP and excluding special items basis. We generated $60 million in cash from operations, reduced convertible debt by $150 million and ended the second quarter of 2005 with $782 million in cash and short-term investments.”

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LSI Logic Reports Q2 2005 Financial Results July 27, 2005	Page 3 of 4
LSI Logic Third Quarter Business Outlook

	GAAP*	Special Items**	Excluding Special Items
Revenues	$470 million to $500 million		$470 million to $500 million

Gross Margin	43-44 percent		43-44 percent

Operating Expenses	$175 million to $179 million	Approximately $19 million**	$156 million to $160 million

Net Other Income/(Expense)	$(2) to $(3) million		$(2) to $(3) million

Tax Provision	$6.25 million		$6.25 million

Net Income Per Share	$0.05 to $0.07	Approximately $0.05	$0.10 to $0.12

Diluted Share Count	406 million		406 million
Capital spending is projected to be around $20 million in the third quarter, and approximately $60 million in total for 2005.
Third quarter depreciation and software amortization is expected to be approximately $23 million.

* Generally Accepted Accounting Principles
** Acquisition-related amortization, restructuring and other special items.
NOTE: The company’s financial guidance will be limited to the comments made on today’s public conference call and contained in the Third Quarter Business Outlook section of this news release.
LSI Logic Conference Call Information
LSI Logic will hold a conference call today at 2 p.m. PDT to discuss second quarter financial results and the third quarter business outlook. The number is 1-303-262-2052. Internet users can access the conference call by visiting http://www.lsilogic.com/investors. A replay of the call will be available today at approximately 4:30 p.m. PDT and will be available for 48 hours. The replay access numbers are 1-800-405-2236 within the U.S. and 1-303-590-3000 for all other locations, passcode 11034680#.

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LSI Logic Reports Q2 2005 Financial Results July 27, 2005	Page 4 of 4
Safe Harbor for Forward-Looking Statements: This news release contains forward-looking statements, which include the following: projected revenues for the third quarter of 2005, projected GAAP net income for the third quarter of 2005, projected net income, excluding special items, for the third quarter of 2005, projected capital spending in the third quarter of 2005 and for the year, and expected third quarter of 2005 depreciation and software amortization. Forward-looking statements also include projections of gross margins, operating expenses, net other income/(expense), tax provisions, earnings per share and diluted share count. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI Logic’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: fluctuations in the timing and volumes of customer demand, the company’s ability to achieve revenue objectives, the company’s ability to meet financial targets and failure to execute on its financial plan, the company’s ability to generate positive operating cash flow, control operating expenses or drive sustained revenue growth, the company’s ability to leverage technology marketplace advantages and the availability of appropriate levels of manufacturing capacity. For additional information, readers are referred to the documents filed by LSI Logic with the SEC, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K, 10-Q and 8-K.
About LSI Logic
LSI Logic Corporation (NYSE: LSI) focuses on the design and production of high-performance semiconductors for Consumer, Communications and Storage applications that access, interconnect and store data, voice and video. LSI Logic engineers incorporate reusable, industry-standard intellectual property building blocks that serve as the heart of leading-edge systems. LSI Logic serves its global OEM, channel and distribution customers with standard-cell ASICs, Platform ASICs, standard products, host bus adapters, RAID controllers and software. In addition, the company supplies storage network solutions for the enterprise. LSI Logic is headquartered at 1621 Barber Lane, Milpitas, CA 95035. http://www.lsilogic.com.
# # #
Editor’s Notes:

1.	All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsilogic.com.

2.	The LSI Logic logo design is a registered trademark of LSI Logic Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations Excluding Special Items
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2005	2005	2004	2005	2004
Revenues	$481,292	$450,007	$447,897	$931,299	$900,254

Cost of revenues	269,531	259,740	239,081	529,271	490,006

Gross profit	211,761	190,267	208,816	402,028	410,248

Research and development	99,659	99,237	110,098	198,896	219,039
Selling, general and administrative	59,872	58,140	62,750	118,012	123,908

Income from operations	52,230	32,890	35,968	85,120	67,301

Interest expense	(6,320)	(6,710)	(6,067)	(13,030)	(11,979)
Interest income and other, net	5,062	5,390	3,674	10,452	9,488

Income before income taxes	50,972	31,570	33,575	82,542	64,810
Provision for income taxes	6,250	6,250	6,000	12,500	12,000

Net income excluding special items	$44,722	$25,320	$27,575	$70,042	$52,810

Income per share excluding special items:
Basic	$0.11	$0.07	$0.07	$0.18	$0.14

Diluted	$0.11	$0.06	$0.07	$0.18	$0.14

Shares used in computing per share amounts:
Basic	389,088	387,664	383,522	388,371	382,571

Diluted	393,427	390,458	388,586	391,954	389,102

Statements of operations excluding special items are intended to present the Company’s operating results, excluding special items described below, for the periods presented.
During the three and six month periods ended June 30, 2005, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, and restructuring of operations and other items, net, and other special items. The other special items consisted of gains on certain equity securities, and gains associated with the repurchase of a portion of the Company’s Convertible Subordinated Notes.
During the three month period ended March 31, 2005, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, and restructuring of operations and other items, net.
During the three and six month periods ended June 30, 2004, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other items, net, and other special items. The other special items consisted of gains on certain equity securities, offset in part by fees related to the proposed initial public offering and our separation from Engenio.
For the three month periods ended June 30, 2005, March 31, 2005 and June 30, 2004, the statements excluding special items are prepared using the Company’s calculated tax expense of $6,250, $6,250 and $6,000, respectively when excluding special items. For the six month periods ended June 30, 2005 and 2004, the statements excluding special items are prepared using the Company’s calculated tax expense of $12,500 and $12,000, respectively when excluding special items.
For the three month periods ended June 30, 2005, March 31, 2005 and June 30, 2004, 4,339, 2,794 and 5,064 shares, respectively were considered dilutive common stock equivalents and included in the computation of diluted income per share excluding special items. For the six month periods ended June 30, 2005 and 2004, 3,583 and 6,531 shares, respectively were considered dilutive common stock equivalents and included in the computation of diluted income per share excluding special items.
A reconciliation from net income excluding special items to the reported results is presented on the following page.
The format presented above is not intended to be in accordance with Generally Accepted Accounting Principles.

LSI LOGIC CORPORATION
Reconciliation of Net Income Excluding Special Items to GAAP Results
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2005	2005	2004	2005	2004
Net income excluding special items	$44,722	$25,320	$27,575	$70,042	$52,810

Special items:
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation	(18,785)	(19,068)	(21,401)	(37,853)	(41,501)
Restructuring of operations and other items, net	(7,156)	(1,533)	(3,029)	(8,689)	(2,431)
Other special items	6,481	—	4,097	6,481	7,449

Total special items	(19,460)	(20,601)	(20,333)	(40,061)	(36,483)

Net income	$25,262	$4,719	$7,242	$29,981	$16,327

Basic income per share:
Net income excluding special items	$0.11	$0.07	$0.07	$0.18	$0.14
Special items **	(0.05)	(0.06)	(0.05)	(0.10)	(0.10)

Net income	$0.06	$0.01	$0.02	$0.08	$0.04

Diluted income per share*:
Net income excluding special items	$0.11	$0.06	$0.07	$0.18	$0.14
Special items **	(0.05)	(0.05)	(0.05)	(0.10)	(0.10)

Net income	$0.06	$0.01	$0.02	$0.08	$0.04

Shares used in computing per share amounts:
Basic	389,088	387,664	383,522	388,371	382,571

Diluted	393,427	390,458	388,586	391,954	389,102

*	For the three month periods ended June 30, 2005, March 31, 2005 and June 30, 2004, 4,339, 2,794 and 5,064 shares, respectively were considered dilutive common stock equivalents and included in the computation of diluted income per share. For the six month periods ended June 30, 2005 and 2004, 3,583 and 6,531 shares, respectively were considered dilutive common stock equivalents and included in the computation of diluted income per share.

**	This line item includes rounding adjustments.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2005	2005	2004	2005	2004
Revenues	$481,292	$450,007	$447,897	$931,299	$900,254

Cost of revenues	269,531	259,740	239,081	529,271	490,006

Gross profit	211,761	190,267	208,816	402,028	410,248

Research and development	99,659	99,237	110,098	198,896	219,039
Selling, general and administrative	59,872	58,140	63,757	118,012	124,915
Restructuring of operations and other items, net	7,156	1,533	3,029	8,689	2,431
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation *	18,785	19,068	21,401	37,853	41,501

Income from operations	26,289	12,289	10,531	38,578	22,362

Interest expense	(6,320)	(6,710)	(6,067)	(13,030)	(11,979)
Interest income and other, net	11,543	5,390	8,778	16,933	17,944

Income before income taxes	31,512	10,969	13,242	42,481	28,327
Provision for income taxes	6,250	6,250	6,000	12,500	12,000

Net income	$25,262	$4,719	$7,242	$29,981	$16,327

Income per share:
Basic	$0.06	$0.01	$0.02	$0.08	$0.04

Diluted **	$0.06	$0.01	$0.02	$0.08	$0.04

Shares used in computing per share amounts:
Basic	389,088	387,664	383,522	388,371	382,571

Diluted	393,427	390,458	388,586	391,954	389,102

*	The amortization of acquisition related items including intangibles and non-cash deferred stock compensation for the three month period ended June 30, 2005 are comprised of the following items:

Amortization of intangibles	$17,613
Amortization of non-cash deferred stock compensation	1,172

$18,785

**	For the three month periods ended June 30, 2005, March 31, 2005 and June 30, 2004, 4,339, 2,794 and 5,064 shares, respectively were considered dilutive common stock equivalents and included in the computation of diluted income per share. For the six month periods ended June 30, 2005 and 2004, 3,583 and 6,531 shares, respectively were considered dilutive common stock equivalents and included in the computation of diluted income per share.

LSI LOGIC CORPORATION
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	June 30,	March 31,	December 31,
	2005	2005	2004
Assets

Current assets:
Cash and short-term investments	$782.0	$865.9	$814.6
Accounts receivable, net	284.9	259.5	272.1
Inventories	185.7	203.4	218.9
Prepaid expenses and other current assets	61.0	58.9	59.7

Total current assets	1,313.6	1,387.7	1,365.3

Property and equipment, net	288.5	301.6	311.9
Goodwill and other intangibles	1,038.7	1,058.2	1,081.6
Other assets	106.7	115.2	115.2

Total assets	$2,747.5	$2,862.7	$2,874.0

Liabilities and Stockholders’ Equity

Current liabilities:
Other current liabilities	$394.5	$386.5	$396.2
Current portion of long-term obligations	—	—	0.1

Total current liabilities	394.5	386.5	396.3

Long-term debt	626.0	779.8	781.9
Tax related liabilities and other	75.3	77.0	77.6

Total liabilities	1,095.8	1,243.3	1,255.8

Minority interest in subsidiary	0.2	0.3	0.3

Stockholders’ equity:
Common stock	2,990.1	2,980.8	2,973.4
Deferred stock compensation	(10.6)	(13.6)	(8.9)
Accumulated deficit	(1,354.3)	(1,379.6)	(1,384.3)
Accumulated other comprehensive income	26.3	31.5	37.7

Total stockholders’ equity	1,651.5	1,619.1	1,617.9

Total liabilities and stockholders’ equity	$2,747.5	$2,862.7	$2,874.0

LSI LOGIC CORPORATION
Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2005	2005	2004	2005	2004
Operating Activities:
Net income	$25,262	$4,719	$7,242	$29,981	$16,327
Adjustments:
Depreciation & amortization *	41,528	40,765	46,325	82,293	92,441
Amortization of non-cash deferred stock compensation	1,172	1,455	2,003	2,627	3,829
Non-cash restructuring and other items	501	849	4,156	1,350	6,385
Gain on sale and exchange of equity securities	(2,311)	—	(5,104)	(2,311)	(8,104)
Gain on repurchase of Convertible Subordinated Notes	(4,123)	—	—	(4,123)	—
Loss/(gain) on sales of property and equipment	51	(54)	(836)	(3)	(3,937)
Changes in deferred tax assets and liabilities	17	37	105	54	625

Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(25,429)	12,576	(41,612)	(12,853)	(56,980)
Inventories	17,626	15,534	(5,511)	33,160	(11,701)
Prepaid expenses and other assets	(3,045)	(5,115)	(18,306)	(8,160)	(5,777)
Accounts payable	7,088	(9,466)	23,024	(2,378)	10,263
Accrued and other liabilities	1,476	(1,969)	16,600	(493)	(5,178)

Net cash provided by operating activities	59,813	59,331	28,086	119,144	38,193

Investing activities:
Purchases of debt securities available-for-sale	(150,207)	(112,325)	(225,316)	(262,532)	(454,756)
Maturities and sales of debt securities available-for-sale	180,870	102,313	150,418	283,183	339,458
Purchases of equity securities	—	—	—	—	(2,250)
Proceeds from sales of equity securities	3,871	—	10,518	3,871	10,518
Purchases of property, equipment and software	(10,987)	(8,433)	(13,661)	(19,420)	(25,218)
Proceeds from sale of property and equipment	1,804	1,411	1,822	3,215	5,836
Decrease in non-current assets and deposits	—	—	11,880	—	39,633
Increase in non-current assets and deposits	—	—	(17)	—	(40)
Acquisitions of companies, net of cash acquired	—	—	(31,710)	—	(36,487)
Adjustment to goodwill acquired in a prior year for resolution of a pre-acquisition income tax contingency	1,870	5,792	4,462	7,662	4,462
Decrease in a payable for an acquisition of a company	—	—	(17,592)	—	—

Net cash provided by/(used in) investing activities	27,221	(11,242)	(109,196)	15,979	(118,844)

Financing activities:
Issuance of common stock	11,472	1,354	14,262	12,826	17,810
Repurchase of Convertible Subordinated Notes	(148,126)	—	—	(148,126)	—
Purchase of minority interest in subsidiary	—	—	(6,394)	—	(7,453)
Repayment of debt obligations	(32)	(97)	(94)	(129)	(216)

Net cash (used in)/provided by financing activities	(136,686)	1,257	7,774	(135,429)	10,141

Effect of exchange rate changes on cash and cash equivalents	(3,626)	(3,335)	(1,675)	(6,961)	(769)

(Decrease)/increase in cash and cash equivalents	(53,278)	46,011	(75,011)	(7,267)	(71,279)

Cash and cash equivalents at beginning of period	264,734	218,723	273,414	218,723	269,682

Cash and cash equivalents at end of period	$211,456	$264,734	$198,403	$211,456	$198,403

*	Depreciation of fixed assets, amortization of intangible assets, software, capitalized intellectual property, debt issuance costs and deferred gains on cancelled interest rate swaps.

LSI LOGIC CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2005	2005	2004
Semiconductor revenues	$362.4	$343.6	$335.6
Storage Systems revenues	$118.9	$106.4	$112.3
Total revenues	$481.3	$450.0	$447.9
Percentage change in revenues-qtr./qtr. (a)	7.0%	7.2%	-1.0%
Percentage change in revenues-yr./yr. (b)	7.5%	-0.5%	10.0%

Days sales outstanding	53	52	58
Days of inventory	62	70	79
Current ratio	3.3	3.6	3.7
Quick ratio	2.7	2.9	2.9

R&D as a percentage of revenues	20.7%	22.1%	24.6%
SG&A as a percentage of revenues	12.4%	12.9%	14.2%
Gross margin as a percentage of revenues	44.0%	42.3%	46.6%

Employees (c)	4,342	4,307	4,846
Revenues per employee (in thousands) (d)	$443.4	$417.9	$369.7
Diluted shares (in thousands)	393,427	390,458	388,586

Selected Cash Flow information
Purchases of property and equipment (e)	$8.2	$7.1	$12.5
Depreciation / amortization (f)	$22.3	$22.2	$24.8

(a)	Represents sequential quarter growth in revenues.

(b)	Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

(c)	Actual number of employees at the end of each period presented.

(d)	Revenue per employee is calculated by annualizing revenue for each quarter presented and dividing it by the number of employees.

(e)	Excludes purchases of software.

(f)	Represents depreciation of fixed assets and amortization of software.